Summary Presentation August 2009 ROJECT AKO Exhibit c(3) P M

CY2009
Slow and Cautious Emergence
• Hangover from debt frenzy, though some
cautious optimism emerging
• Despite government intervention, lending
remains scarce, particularly in Q1
• Scaled back structure in financial
institutions, many banks emerge in
relatively healthy shape
• Revised terms and increased spreads –
low interest rates demand high-up front
financing costs and LIBOR floors
• More consideration likely to be given to
negotiated sales versus auctions
• Equity markets beginning to show some life
in the second quarter
• S&P 500 currently up over 7.0% for the
year after being down over (25.0%) for the
low in March.
2nd Half of 2007 - 2008
Credit Market Crisis
• Capital market fragility emerges as
syndication market closes
• Financing flight to quality
• Deal market slows dramatically as lenders
face reality of the term “commitment”
• Lender-friendly terms:
• Lower leverage
• Conditional commitments
• Multiple covenants
• LIBOR floors
• All-in yields
2006 – Q2 2007
Excessive Liquidity
• Vibrant debt market drives deal activity
• Aggressive leverage multiples inflate
valuations
• Favorable financing terms with stapled
debt become norm
• Financial acquirors able to outbid strategic
buyers
• Emergence of buyer-friendly terms in
tandem with valuations
• Large alternate-site buyouts (HealthSouth,
Radiation Therapy Services, United Surgical
Partners, Symbion)
• Two IPOs and eight follow-ons across
health care services
PROJECT MAKO
M&A OVERVIEW–TIMELINE

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

PROJECT MAKO
M&A
MARKET OVERVIEW–
DEAL VOLUME
U.S. M&A Market Activity - ($10M - $100M) U.S. M&A Market Activity - ($100M - $500M)
U.S. M&A Market Activity - ($500M - $1,500M) U.S. M&A Market Activity - (Greater than $1,500M)
Source: Capital IQ.
0
100
200
300
400
500
$-
$4.0
$8.0
$12.0
$16.0
$20.0
Deal Value Deal Volume
0
40
80
120
160
200
$-
$10.0
$20.0
$30.0
$40.0
$50.0
Deal Value Deal Volume
0
25
50
75
$-
$15.0
$30.0
$45.0
$60.0
$75.0
Volume
Deal Value Deal Volume
0
10
20
30
40
50
60
70
$-
$120.0
$240.0
$360.0
$480.0
$600.0
($billions)
Deal Value Deal Volume
•
Middle market deal activity ($10M - $500M) remained relatively constant over the 2005 –   2007 period, while overall M&A activity
increased and subsequently decreased largely due to fluctuations in activity for larger (greater than $500M) deals.
•
Through 2008, the market witnessed several shocks with a strong decline driven by the tightening of the debt markets and quickly disappearing liquidity, in addition to lagging seller expectations.  The entire market suffered, while smaller deals where the least affected.
•
Sequentially from Q1 2009 to Q2 2009 total deal volume increased   by over 40.0%, hinting at an overall rebound.

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

($billions)
Volume
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09

• Middle market ($10M - $500M) leveraged buy-outs have experienced a decline, but are still active.  Larger transactions (greater than
$500M) suffered a significantly steeper decline due to higher costs of debt from the rapid deterioration of the credit markets in 2H
CY2007.  LBO activity saw sequential growth in volume and total value from Q1 2009 to Q2 2009 the first sequential growth quarter since
Q4 2007.
PROJECT MAKO
M&A
MARKET OVERVIEW –
LBO
SEGMENTED ACTIVITY
U.S. Leveraged Buyout Activity - ($10M - $100M) U.S. Leveraged Buyout Activity - ($100M - $500M)
U.S. Leveraged Buyout Activity - ($500M - $1,500M) U.S. Leveraged Buyout Activity - (Greater than $1,500M)
Source: Capital IQ.
0
10
20
30
40
50
$-
$0.4
$0.8
$1.2
$1.6
$2.0
Deal Value Deal Volume
0
10
20
30
40
50
$-
$2.0
$4.0
$6.0
$8.0
$10.0
($billions)
Deal Value Deal Volume
0
10
20
30
40
$ -
$5.0
$10.0
$15.0
$20.0
$25.0
($billions)
Deal Value Deal Volume
0
10
20
30
40
$-
$50.0
$100.0
$150.0
$200.0
$250.0
Deal Value Deal Volume
100%
decline
100%
decline

• Low costs of financing and increased capital flows to private equity firms made their cash acquisition offers increasingly competitive, causing cash to become the currency of choice in acquisitions.
PROJECT MAKO
M&A
MARKET OVERVIEW –
DEAL STRUCTURE
Cash Considerations for M&A Transactions (U.S. Targets)
Source: FactSet MergerStat
22.1%
21.4%
20.0%
20.6%
24.6%
23.0%
22.4%
26.6%
24.9%
21.4%
22.2%
20.8%
16.5%
23.7%
35.7%
32.0%
32.3%
33.9%
21.5%
14.1%
13.7%
11.3%
11.5%
9.2%
8.8%
11.0%
14.6%
24.6%
42.1%
46.5%
47.6%
45.4%
53.8%
62.8%
63.9%
62.1%
63.6%
69.4% 69.0%
68.2%
68.9%
51.8%
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 Q1 09 Q2 09
Combo Stock Cash

Auto
Finance
HC - Services
HC - Other
Insur.
Mining
Oil & Gas
Real Estate
Telecomm.
Transport.
Utility
Other

• The public markets were nearly stagnant at the beginning of 2009, only 13 transactions were completed in January 2009, compared to
83 in June 2009.  Many of these more recent transactions have been in the finance industry and are a direct result of pressure from the U.S. government to raise equity.
• Investors have placed more faith in companies that are currently public, rather than taking on the risk of IPOs.  YTD 2009 there have been 241 follow-on offerings and only thirteen initial public offerings, though the IPO market is picking up in the third quarter.
• Through the first seven months of 2009, there has not been a health care service company raise public equity though two
pending in the backlog.
PROJECT MAKO
PUBLIC EQUITY OVERVIEW –
YTD 2009
OVERVIEW
Public Equity Activity YTD CY2009 by Sector ($s in millions)
$-
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
Jan Feb Mar Apr May Jun July
13
15
15
44
84
83
50
Public Equity Activity YTD CY2009 by Sector ($s in millions)
$-
$10,000
$20,000
$30,000
$40,000
$50,000
$60,000
$70,000
$80,000
$90,000
Initial Public Offerings Follow On Offerings

Secondary Pricing (100=par)
S&P 500
Jan-07
Apr-07
Jul-07
Oct-07
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09

•
A challenging economic and financial environment is improving
•
Credit is slowly being restored. The secondary loan market has recovered nicely from near record lows approaching 60.
•
Average discounted spread on loans significantly down from January high.
•
Economic recovery reports combined with defaults rising at slower levels have contributed to the recovery in loan prices.
•
Lenders still taking cautious approach to risk but the credit market it no longer closed
•
In the first seven months of CY2009, repayment amounts on leverages loans surpassed the total for CY2008.
Source: Standard & Poor’s LCD
PROJECT MAKO
DEBT
MARKET
OVERVIEW
–
SUMMARY
(1) Index of top 100 leverage loans
(2) Top 15 liquid loans tracked by Standard and Poor's LCD
Leveraged Loan Indices - (January 07 - July 09)
60
70
80
90
100
110
600
800
1,000
1,200
1,400
1,600
SMi100 (1) LCD Flow Names (2) S&P 500
•
Appetite for covenant-lite structures, which accounted for 25.0% of institutional volume in 2007, virtually disappeared in 2008 and YTD
2009.

PROJECT MAKO
DEBT MARKET OVERVIEW
•
There has been a dramatic drop in the bid price of leveraged loans over the past three years. In 2007, 91.0% of leveraged loans priced at
90.0 or more, compared to close to 50.0% through July 2009.  Quality appears to be improving though sequentially.
Distribution by Bid Price of the S&P / LSTA Leverage Loan Index
Source: S&P - LSTA.
0% 0%
65%
18%
0%
9%
31%
34%
100%
91%
4%
48%
0%
20%
40%
60%
80%
100%
2006 2007 2008 YTD 2009
<70.0% 70.0% - 90.0% >90.0%